20110 Ashbrook Place, Suite 130; Ashburn VA 20147
703-674-5500; Fax 703-674-5506
E-mail: info@steelcloud.com

For Investor Relations contact: Tim Clemensen at 212-843-9337 or tclemensen@rubensteinir.com

PRESS RELEASE
For Immediate Distribution

SteelCloud Announces $2 Million New Investment

Recapitalization Positions Company for Growth

Ashburn, VA, July 9, 2010 -- SteelCloud, Inc. (OTC: SCLD), a leading developer of mobility computing appliance solutions announced today that it has received $2 million in new equity and debt investments from Clipper Investors LLC.

The new investments include $900,000 in preferred stock having a 10% per annum dividend and $1.1 million of 3-year debt having an interest rate of 12%.  Both the preferred stock and debt are convertible into common stock at a price of $0.10 per common share, a 54% premium over the closing share price on Friday July 2, 2010.  In conjunction with the transactions, the Company issued 20 million warrants to purchase common stock at a price of $0.14 per common share, a 115% premium over the closing share price on Friday, July 2, 2010.

“This investment has come at a great time for the Company,” said Brian Hajost, SteelCloud President and CEO.  “Not only does it build a strong financial foundation for SteelCloud, but in the near term, it allows us to further invest in the marketing of our newly released SteelWorks EXPRESS and FedMobile products.  Clipper has brought some great talent to the board and I am excited about our shared vision for the Company.”

Additionally, concurrent with the closing of these new investments, SteelCloud reconfigured its board of directors.  The new five director board will include Brian Hajost and Edward Murchie from the previous board, and they will be joined by Kenneth Merlau, Mark Lister, and James Feigley.  Mr. Merlau was elected to the position of Chairman.

“We are excited to invest in SteelCloud,” said Ken Merlau.  “We have been impressed with their strategy and the execution of their business plan over the past year.  With the capital raising activities behind us, we are ready to grow the Company.”

For a complete description of the terms and conditions of these new investments, please refer to the Form 8-K issued by the Company and filed with the SEC on July 9, 2010.

Kenneth A. Merlau

Mr. Merlau is Chairman of Clipper Investors LLC, a private equity advisory company he founded in 1993.  He has extensive experience as an executive, operator, and consultant in a wide range of businesses including presently as the chairman and principal stockholder of Design House, Inc., a distributor of home building materials.  Most recently, Mr. Merlau acted as the chairman and majority shareholder of QuickSet International, Inc., a company focused on ruggedized surveillance and sensor products for the military and Homeland Security markets.  From 1980 through 2000, Mr. Merlau has been associated with numerous businesses as owner or board member, including Tamms Industries, Inc., Transo Envelopes LLC, the Isaac Group and the Peltz Group, Inc. From 1998 through May 1999, Mr. Merlau was a director of Metal Management, Inc.  From 1970 through 1980, he served as a management consultant for Touche Ross & Co. (now Deloitte & Touche), where he was elected a partner in 1977.  Currently, Mr. Merlau is a member of the board of Force Protection Inc. (FRPT, Nasdaq), Northside Community Bank, and Christ the King Jesuit College Preparatory High School.  Mr. Merlau also serves on the Advisory Council of the Wilmer Ophthamological Institute of Johns Hopkins Hospital.  Mr. Merlau holds a BS degree from Purdue University and an MBA from the University of Chicago.

Edward M. Murchie

Mr. Murchie has served on SteelCloud’s Board of Directors since March of 2010.  He is the CEO of Caledonia Capital Corporation, a private equity company that he founded in 1995.  In 2000, Mr. Murchie co-founded First Source Electronics, an integrator of hardware, electronics, and optics for high end equipment in the telecom, industrial equipment and government sectors.  Mr. Murchie was a major investor and served as COO of EIT, Inc., a Tier II contract manufacturer from 1996 to 2000.  Other activities, include selective commercial/industrial rental real estate investments, franchised auto maintenance and repair, work with technology start-ups in conductive ink, RF capable glass fiber, water and wastewater treatment technologies, recycling of waste pulp, portable wireless modems and franchised staffing operations.  Mr. Murchie was the President of Axsys Technologies, a producer of motion control systems from 1 1990 to 1995.  From 1986 to 1989, he was the President of Fairchild Industries, Inc., a publicly owned airframe manufacturer and leading supplier of space and defense electronics.  From 1984 to 1986, he was the Sr. Vice President and CFO of Emery Air Freight, a major air freight carrier.  Mr. Murchie was Sr. Vice President and CFO of Allied/Eltra (Honeywell) from 1975 to 1984.  He was an auditor for Price Waterhouse from 1968 to 1975.  Mr. Murchie is a CPA and holds a BS degree in Accounting from Fordham University.

James M. Feigley

Mr. Feigley has served as a member of the Board of Directors of Applied Energetics, Inc. (AERG, Nasdaq) since June 2008, and as Chairman since April of 2009.  Mr. Feigley has served as President of Rock River Consulting, Inc., a defense consulting firm he founded in May 2003 after retiring from the U.S. Marine Corps.  General Feigley served as a member of the United States Marine Corps from 1972 through 2002.  He retired from the Marine Corps as a Brigadier General in 2002.  General Feigley served as Commander of the Marine Corps Systems Command from 1998 through 2002, where he was the executive authority on research, development, procurement, fielding and life cycle support for all Marine Corps ground combat, combat support and combat service support equipment, ordinance and systems.  General Feigley served as Direct Reporting Program Manager to the Assistant Secretary of the Navy, Research, Development and Acquisition Program from 1993 through 1998.  He served as Project Manager for the Headquarters, U.S. Marine Corps and Naval Sea Systems Command from 1986 through 1993.  He received a BS from the University of Wisconsin - Oshkosh in 1972 and graduated from the Army Logistics Management Center in 1982, the Marine Corps Command and Staff College in 1986 and the Defense Systems Management College in 1986.  He currently serves as an Associate Member of the Naval Research Advisory Committee.

Mark J. Lister

Mr. Lister is president of StratTechs, Inc., a consulting firm that he founded in 2006 which specializes in brokering technology within the Defense, Intelligence and Homeland Security government markets. Mr. Lister has served as a member of the Board of Directors of Applied Energetics, Inc. (AERG, Nasdaq) since June, 2009.  Mr. Lister recently completed service on the Secretary of the Navy Advisory Panel and is a former Chairman of the Naval Research Advisory Committee.  From January 1992 to June 2006, Mr. Lister was employed by the Sarnoff Corporation where he most recently served as Senior Vice President of Government Operations.  While at Sarnoff, from 2001 to 2006, Mr. Lister served as Managing Director of the Rosettex Technology and Ventures Group, a joint venture of Sarnoff Corporation and SRI International for which he was a founder, and from 1996 to 2001, Mr. Lister served as Executive Director of the National Information Display Laboratory.  From 1987 to 1992, he served as Director, Advanced Development and Applications in the Research and Development Group of the Office of the Assistant Secretary of the U.S. Air Force for Space.  Mr. Lister’s government career began at the Naval Research Laboratory where he served as a researcher in the Space Applications Branch from 1977 to 1987.  Mr. Lister has a B.S. in Electrical Engineering from Drexel University, a B.S. in Mathematics from St. Vincent College and a MEA from George Washington University.

About SteelCloud

SteelCloud is a developer of mobility computing appliance solutions.  SteelCloud designs and architects specialized appliance solutions for mobile computing technologies including BlackBerry® Enterprise Server.  SteelCloud delivers integrated hardware/software appliance solutions, to commercial and government enterprises, that focus on ease of deployment, policy compliance, and high availability.  Additionally, SteelCloud distributes BlackBerry software licenses to companies worldwide that provide BlackBerry hosting services.  Over its 20-year history, SteelCloud has won numerous awards for technical excellence and customer satisfaction.  SteelCloud can be reached at (703) 674-5500.  Additional information is available at www.steelcloud.com or by email at info@steelcloud.com.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Except for historical information, all of the statements, expectations and assumptions contained in the foregoing press release are forward-looking statements that involve a number of risks and uncertainties.  It is possible that the assumptions made by management are not necessarily the most likely and may not materialize.  In addition, other important factors that could cause actual results to differ materially include the following: SteelCloud’s ability to obtain financing in the short term, general business conditions and the amount of growth in Blackberry market and general economy; competitive factors; ability to attract and retain personnel, including key sales and management personnel; and the price of SteelCloud’s stock..  Readers are urged to carefully review and consider the various disclosures made by SteelCloud in its reports filed with the SEC which attempt to advise interested parties of the risks and factors that may affect its business, financial condition, results of operation and cash flows.  If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, SteelCloud’s actual results may vary materially from those expected or projected. SteelCloud takes no obligation to update or correct forward-looking statements.

###